          AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT BETWEEN SALIENT 3
         COMMUNICATIONS, INC. AND COMPUTERSHARE INVESTOR SERVICES LLC,
                  SUCCESSOR TO HARRIS TRUST AND SAVINGS BANK

          This AMENDMENT NO. 2, dated as of December 8, 2001 (the "Second Amendment"), to the Rights Agreement dated as of November 8, 1996 and amended as of January 26, 1999 (the "Rights Agreement"), by and between SALIENT 3 COMMUNICATIONS, INC. (formerly Gilbert Associates, Inc.), a Delaware corporation (the "Company") and COMPUTERSHARE INVESTOR SERVICES LLC, an Illinois limited liability company (the "Successor Rights Agent"), which has succeeded to the rights and obligations of HARRIS TRUST AND SAVINGS BANK (the "Rights Agent") (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement).

          WHEREAS, on December 8, 2001, the Board of Directors, in accordance with Section 26 of the Rights Agreement, unanimously determined it to be desirable and in the best interests of the Company and its stockholders to terminate the Rights Agreement as set forth below because (i) the Company is currently in dissolution pursuant to the voluntary filing by the Company on August 11, 2000 of its Certificate of Dissolution pursuant to Section 275 of the General Corporate Law of the State of Delaware, (ii) by reason thereof the Company no longer has the power under the Delaware General Corporation Law to issue any shares of stock should any of the Rights be entitled to be exercised and were in fact exercised, and (iii) their further belief that for the foregoing reasons there is no longer any valid business purpose for the Rights Agreement to remain in effect; and

          WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Successor Rights Agent have been in all respects duly authorized by the Company and the Successor Rights Agent; and

          WHEREAS, by virtue of this Amendment the Rights Agreement has been terminated and shall thereafter immediately cease to exist and shall not have any further legal effect.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          (1)  Company Representations.  The Company represents and warrants to
               -----------------------
the Successor Rights Agent, that, to the best of its knowledge, prior to the effective date of this Amendment:

               (a)  No Person has as yet become an Acquiring Person under
Section 1(a) of the Rights Agreement;

               (b) A Stock Acquisition Date, as defined in Section 1(y) of the Rights Agreement, has not yet occurred;

               (c) A Distribution Date, as defined in Section 3(a) of the Rights Agreement, has not yet occurred; and

               (d) This Amendment has been duly authorized by the Company pursuant to the requirements of Section 26 of the Rights Agreement, and has been unanimously approved by the Company's Board of Directors as of December 8, 2001.

          (2)  Termination of the Rights Agreement.  Provided that the Rights
               -----------------------------------
Agreement has not already been automatically terminated by operation of law as the result of the Company's filing on August 11, 2000 of its Certificate of Dissolution, the Rights Agreement shall be terminated effective as of the date hereof, and thereafter shall be wholly without further legal effect, such that none of the Rights shall be exercisable after the effective date hereof and they shall confer no rights and benefits upon the stockholders of the Company after that date.


          (3)  Alternative Amendment of the Rights Agreement. However, and only
               ---------------------------------------------
if the power of the Company to terminate the Rights Agreement by the action described herein for any reason is invalid, as evidenced by a timely challenge to such action by a party in interest which is supported by a reasonable legal opinion rendered by counsel experienced in such matters, then without further action of the Company, its Board of Directors or the Successor Rights Agent, this Amendment shall automatically and alternatively be deemed to be an amendment of the Rights Agreement to shorten its expiration date under Section 7(a)(i) thereof from November 8, 2006 to December 8, 2001 (at 11:59 p.m.), with the same effect that none of the Rights shall be exercisable thereafter nor shall the Rights confer any benefits or other rights upon the stockholders of the Company after that date.

          (4)  Release of the Successor Rights Agent.  The Company shall
               -------------------------------------
promptly pay any reasonable compensation and reimburse any reasonable expenses remaining of the Successor Rights Agent, provided that the Successor Rights Agent shall invoice the Company therefor within at least sixty (60) days following the effective date of this Amendment. Moreover, notwithstanding the termination of the Rights Agreement by reason of the action contained herein, the Company does hereby release and forever discharge the Successor Rights Agent, its agents, officers and employees, and its successors and assigns, of and from any and all, and all manner of, further duties, obligations, expenses, taxes, penalties, liabilities, actions and causes of action, suits, debts, covenants, contracts, agreements, judgments, claims and demands whatsoever in law or in equity arising under, out of, by virtue of, or in any way connected with the operation and termination of the Rights Agreement to the same extent as provided in the

Rights Agreement and particularly in Section 18 thereof; provided, however, that the Successor Rights Agent hereby agrees to execute and deliver any and all further instruments, and perform any and all further acts, which may be necessary or desirable for the accomplishment of the purposes of this Amendment.

          (5)  Benefits of this Amendment.  Nothing in this Amendment shall be
               --------------------------
construed to give to any Person other than the Company, the Successor Rights Agent and the registered holders of shares of Company Common Stock who, prior to the Distribution Date, are the registered holders of the Rights Certificates, any legal or equitable right, remedy or claim under this Amendment or under the Rights Agreement; and this Amendment shall be for the sole and exclusive benefit of the Company, the Successor Rights Agent and the registered holders of shares of Company Common Stock.

          (6)  Governing Law. This Amendment shall be governed by, and construed
               -------------
in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such state, except that paragraph
(4) hereof shall be governed by, and construed in accordance with, the laws of the State of Illinois.

          (7)  Counterparts. This Amendment may be executed (including by
               ------------
facsimile) in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          (8)  Descriptive Headings.  The headings contained in this Amendment
               --------------------
are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first above written.

                    SALIENT 3 COMMUNICATIONS, INC.
                    (formerly Gilbert Associates, Inc.)


                    By: /s/ Thomas F. Hafer
                        -------------------
                            Name:  Thomas F. Hafer
                            Title: Senior Vice President, Secretary and
                                   General Counsel

                    COMPUTERSHARE INVESTOR SERVICES LLC,
                    SUCCESSOR TO HARRIS TRUST AND SAVINGS BANK


                    By: /s/ Michael J. Lang
                        -------------------
                            Name: Michael J. Lang
                            Title: Senior Relationship Manager